                                  SCHEDULE 14A


                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934, AS AMENDED.

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 MAIL.COM, INC.
--------------------------------------------------------------------------------
     (Name of Registrant as Specified In Its Certificate of Incorporation)

                                      N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 MAIL.COM, INC.


                             11 BROADWAY, 6TH FLOOR


                               NEW YORK, NY 10004


                                                                  April 18, 2000

Dear Shareholder:


     On behalf of the Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, May 18, 2000 at the New York Information Technology Center, 55 Broad Street, New York, New York.


     We have enclosed with this letter a notice of meeting, a proxy statement, a proxy card and a return envelope. We have also enclosed your 1999 Annual Report.

     Your vote is important. Whether or not you plan to attend, please date and sign the enclosed proxy card and return it in the envelope provided. If you plan to attend the meeting, you may vote in person.

     I look forward to your participation.

                                          Sincerely,

                                          /s/ Gerald Gorman
                                          GERALD GORMAN
                                          Chairman and
                                          Chief Executive Officer

                                 MAIL.COM, INC.
                             11 BROADWAY, 6TH FLOOR
                               NEW YORK, NY 10004

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 18, 2000


     The Annual Meeting of Stockholders (the "Annual Meeting") of Mail.com, Inc., a Delaware corporation (the "Company" or "Mail.com"), will be held at the New York Information Technology Center, 55 Broad Street, New York, New York, on Thursday, May 18, 2000, at 10 a.m. local time for the following purposes:


     1. To elect eight directors of Mail.com to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

     2. To approve the Company's 2000 Stock Option Plan;

     3. To approve the Company's Employee Stock Purchase Plan;

     4. To amend Mail.com's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock of the Company and to permit further increases or decreases in the authorized number of shares of Class A Common Stock, Class B Common Stock and Preferred Stock by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors;

     5. To ratify the appointment of KPMG LLP as the independent accountants for the Company for the year ending December 31, 2000; and

     6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice. The Board of Directors has fixed the close of business on April 11, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ David W. Ambrosia
                                          DAVID W. AMBROSIA
                                          Executive Vice President, General
                                          Counsel and Secretary

New York, New York
April 18, 2000

                                 MAIL.COM, INC.
                             11 BROADWAY, 6TH FLOOR
                               NEW YORK, NY 10004

                                PROXY STATEMENT

GENERAL


     The enclosed proxy is solicited by the Board of Directors of Mail.com, Inc., a Delaware corporation (the "Company" or "Mail.com"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the New York Information Technology Center, 55 Broad Street, New York, New York, on Thursday, May 18, 2000, at 10 a.m., local time, and any adjournment or postponement thereof.


     The Company's principal offices are located at 11 Broadway, 6th Floor New York, NY 10004. This Proxy Statement and the accompanying proxy card are being mailed to the stockholders of the Company on or about April 18, 2000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
David W. Ambrosia, Executive Vice President, General Counsel and Secretary) of a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES


     The close of business on April 11, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 56,100,151 shares of Class A common stock outstanding held of record by approximately 396 stockholders and 10,000,000 shares of Class B common stock held of record by one stockholder.


VOTING AND SOLICITATION


     Each outstanding share of Class A Common Stock on the Record Date is entitled to one vote and each outstanding share of Class B Common Stock on the Record Date is entitled to 10 votes on all matters, subject to the conditions described below. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, is necessary to constitute a quorum to take action on Proposals 1, 2, 3 and 5. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority in voting power of the outstanding shares of the Class A Common Stock and Class B Common Stock, voting together as a single class, is necessary to constitute a quorum to take action on Proposal 4. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.


     The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy at the meeting. Abstentions and broker "non-votes" are not counted for the purposes of the election of directors.

     The amendment of the Amended and Restated Certificate of Incorporation must be approved by the affirmative vote of:

     - the holders of a majority in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, and

     - the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class

Abstentions and broker "non-votes" will have the same effect as a vote "AGAINST" the amendment of the Amended and Restated Certificate of Incorporation.

     All other matters submitted to the stockholders will require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy at a duly held meeting at which a quorum is present. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as a vote "AGAINST" such matters. Broker "non-votes" will not be counted for purposes of determining whether such matters have been approved.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to the matter to be acted upon, proxies will be voted "FOR" such matter.

     The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies from its stockholders. The fees to be paid to Innisfree for its services are expected to be approximately $8,000, plus expenses. The costs and expenses will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of Class A Common Stock and Class B Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the stockholders will elect eight (8) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     The names of the nominees, their ages as of February 29, 2000 and certain other information about them are set forth below:


NAME                                   AGE    POSITION
----                                   ---    --------
Gerald Gorman........................  44     Chairman and Chief Executive Officer
Gary Millin..........................  30     Chief Executive Officer, WORLD.com, Inc., Director
Lon Otremba..........................  42     President, Director
Thomas Murawski......................  54     Chief Executive Officer, Mail.com Business Messaging
                                                Services, Inc., Director

NAME                                   AGE    POSITION
----                                   ---    --------
Charles Walden.......................  46     Director
William Donaldson....................  68     Director
Stephen Ketchum......................  38     Director
Jack Kuehler.........................  67     Director


     There are no family relationships among any of the directors or executive officers of the Company.

GERALD GORMAN -- CHAIRMAN AND CHIEF EXECUTIVE OFFICER


     Mr. Gorman has served as Chairman of Mail.com since founding the Company in December 1995 and as its Chief Executive Officer since February 1997. Prior to founding Mail.com, Mr. Gorman spent 12 years in the Investment Banking Division of Donaldson, Lufkin & Jenrette Securities Corporation where he founded and managed the Satellite Financing Group. Mr. Gorman also held positions at General Electric Capital Corporation from 1983 to 1985 and at Utah International from 1982 to 1983. Mr. Gorman received his Bachelor of Mechanical Engineering degree from Melbourne University and his M.B.A. from Columbia University.



GARY MILLIN -- CHIEF EXECUTIVE OFFICER OF WORLD.COM, INC., DIRECTOR



     Mr. Millin has served as a member of the Board of Directors since founding the Company in December 1995. Mr. Millin has served as Chief Executive Officer of WORLD.com, Inc., a wholly-owned subsidiary of the Company since March 2000. He served as President of the Company from December 1995 to March 2000. Prior to founding Mail.com, Mr. Millin spent three years at the venture capital firm Consumer Venture Partners (CVP) from 1991 to 1994. Mr. Millin received his B.S. in Economics from the Wharton School and his M.B.A. from Harvard Business School, where he was a Baker Scholar.



LON OTREMBA -- PRESIDENT, DIRECTOR



     Mr. Otremba has served as a member of the Board of Directors since October 1997. Mr. Otremba has served as President of Mail.com since March 2000. He served as Chief Operating Officer of the Company from October 1997 to March 2000. Prior to joining Mail.com, Mr. Otremba served as Executive Vice President, Network Sales at CNET from July 1994 to August 1997. Prior to joining CNET, Mr. Otremba served as Associate Publisher of PC Magazine from 1991 to 1993. He also held positions at CMP Media from 1987 to 1990, Lebhar-Friedman from 1982 to 1987 and Procter & Gamble from 1980 to 1981. Mr. Otremba received his B.A. in Economics from Michigan State University. Mr. Otremba is also a member of the boards of directors of SureAir Limited, SureAir.com, Inc., and Inspired Ventures, LP.


THOMAS MURAWSKI -- CHIEF EXECUTIVE OFFICER, MAIL.COM BUSINESS MESSAGING SERVICES, INC., DIRECTOR


     Mr. Murawski has served as Chief Executive Officer of Mail.com Business Messaging Services, Inc. and as a member of the Board of Directors of Mail.com, Inc. since February 2000. Before joining Mail.com, Mr. Murawski was employed by NetMoves Corporation from November 1991. Prior to joining NetMoves Corporation, Mr. Murawski served as Executive Vice President of Western Union Corporation, a global telecommunications and financial services company and President of its Network Services Group. Prior to joining Western Union Corporation, Mr. Murawski served twenty-three years with ITT Corporation, a diversified manufacturing and services company. He has held operating responsibilities in the areas of subsidiary and product line management, engineering, sales and marketing for both voice and data-oriented businesses. Mr. Murawski's last position with ITT Corporation was President and General Manager of ITT World Communications Inc., an international telecommunications services company.



CHARLES WALDEN -- DIRECTOR



     Mr. Walden has served as a member of the Board of Directors since February 1998. Mr. Walden served as Executive Vice President, Technology of the Company from February 1998 to April 2000. Effective on or about May 2000, Mr. Walden will serve as EVP and Chief Technology Officer of Longitude, Inc., a privately held company. Before joining Mail.com, Mr. Walden worked for Dialogic Corporation from 1985 to 1997 in several capacities, including Director of Software Development, Vice President of Engineering and, during his last two years, as Chief Technical Officer. Mr. Walden received his B.A. in Computer Science from the University of Texas at Austin.


WILLIAM DONALDSON -- DIRECTOR


     Mr. Donaldson has been a member of the Board of Directors since April 1998. He presently serves as Chairman, President and Chief Executive Officer of Aetna, Inc. From 1995 until 2000 he served as Senior Advisor to Donaldson, Lufkin & Jenrette, Inc. He is Chairman of the Carnegie Endowment for International Peace and is a director of Bright Horizons Family Solutions. From 1991 to 1995, he served as Chairman and Chief Executive Officer of the New York Stock Exchange. In 1981, he founded the private investment firm, Donaldson Enterprises, and served as its Chairman until 1990. In 1975, Mr. Donaldson was named founding Dean and Professor of Management at the Yale Management School. In 1973, he was appointed U.S. Undersecretary of State and subsequently served as Counsel to Vice President Nelson Rockefeller. In 1959, he co-founded Donaldson, Lufkin & Jenrette where he served as its Chief Executive Officer until 1973. He received his B.A. from Yale University and his M.B.A. with distinction from the Harvard Business School.


STEPHEN KETCHUM -- DIRECTOR


     Mr. Ketchum has been a member of the Board of Directors since May 1997. Mr. Ketchum is Chief Executive Officer and a director of Onview.com, Inc., an internet company based in New York. From 1990 until 2000, Mr. Ketchum held various positions with Donaldson, Lufkin & Jenrette Securities Corporation, including as a Managing Director of the Satellite Financing Group. Prior to joining Donaldson, Lufkin & Jenrette Securities Corporation in 1990, Mr. Ketchum was employed at Dean Witter Reynolds. Mr. Ketchum serves on the board of Manufacturer's Services Limited, a contract manufacturing company based in Boston, and on the board of ExperTelligence, Inc., a publicly traded internet incubator based in Santa Barbara. Mr. Ketchum received his B.A. in Finance and Marketing from New England College where he graduated summa cum laude and his M.B.A. from the Harvard Business School.


JACK KUEHLER -- DIRECTOR


     Mr. Kuehler has been a member of the Board of Directors since April 1998. Mr. Kuehler retired in August 1993 as Vice Chairman and a director of International Business Machines Corporation, having held various positions since joining IBM in 1958. Prior to his appointment as Vice Chairman of IBM in January 1993, Mr. Kuehler served as President from 1989 to 1993 and as Executive Vice President from 1987 to 1988. Mr. Kuehler is a director of Aetna, Inc., Arch Chemicals Inc. and The Parsons Corporation. He is a member of the National Academy of Engineering, a fellow of the Institute of Electrical and Electronics Engineers, Inc. and a fellow of the American Academy of Arts and Sciences.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1999, the Board met twelve (12) times and acted two times by unanimous written consent. No director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he served. The Board has an Audit Committee and a Compensation Committee. From time to time, the Board has created various ad hoc committees for special purposes. No such ad hoc committee is currently functioning.

     The Compensation Committee is currently composed of two outside directors, William Donaldson and Stephen Ketchum, and Gerald Gorman, and held four meetings during the last year. The Compensation Committee has the authority to determine salaries and bonuses, and make awards of options to purchase capital stock of the Company to the officers and employees of the Company.


     The Audit Committee is currently composed of Gary Millin and two outside directors, William Donaldson and Stephen Ketchum and held one meeting during the last year. The Audit Committee reviews the adequacy of the financial and accounting controls of the Company, reviews the planned scope and results of the Company's annual audit and any other audits conducted, reviews and recommends actions as to the

Company's arrangements with its auditors and such other tasks as the Audit Committee shall deem necessary or advisable in connection with the Company's financial controls, results or information or such tasks as may be additionally directed by the Board of Directors.

COMPENSATION OF DIRECTORS


     Other than reimbursing directors for customary and reasonable expenses of attending Board of Directors or committee meetings, Mail.com does not currently compensate directors who are part of the management team. In 1997 and 1998, two outside, non-management directors were granted options as compensation for their serving as board members. In 1997, Mr. Donaldson and Mr. Kuehler were each granted options to purchase 100,000 shares of Class A Common Stock at an exercise price of $1.00, vesting monthly for one year, from May 1997 through May 1998. In May 1998, these two directors were each granted options to purchase 25,000 shares of Class A Common Stock at an exercise price of $3.50, vesting monthly for one year, from May 1998 to May 1999. On March 1, 1999, four outside, non-management directors were granted options for their service. Mr. Kuehler and Mr. Donaldson were each granted options to purchase 20,000 shares of Class A Common Stock at an exercise price of $5.00 per share, vesting on a monthly basis for one year from May 1999 through May 2000. Mr. Ketchum and John Whitman, a former director, were each granted options to purchase 10,000 shares of Class A Common Stock at $5.00 per share, vesting on a monthly basis for one year from March 1999 through March 2000.


VOTE REQUIRED

     A plurality of votes of the shares of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy at the meeting, is required for the election of directors.

RECOMMENDATION OF THE BOARD

     The Board of Directors recommends that the stockholders vote "FOR" election of each of the nominees listed above.

                                 PROPOSAL NO. 2

                         APPROVAL OF THE MAIL.COM, INC.
                             2000 STOCK OPTION PLAN

GENERAL

     The Board of Directors is proposing for stockholder approval the Mail.com, Inc. 2000 Stock Option Plan (the "2000 Option Plan"). The purpose of the 2000 Option Plan is to grant incentive stock options intended to qualify under
Section 422 of the Internal Revenue Code and nonqualified stock options as a means to provide an incentive to our selected directors, officers, employees and consultants to acquire a proprietary interest in Mail.com, to continue in their positions with us and to increase their efforts on our behalf.

     The 2000 Option Plan was adopted by the Board on March 14, 2000, and, if approved by the stockholders, will become effective on May 18, 2000. Appendix A to this Proxy Statement contains the complete text of the 2000 Option Plan, which is summarized below.

DESCRIPTION OF THE 2000 OPTION PLAN

     Administration. The 2000 Option Plan is administered by the Board of Directors or a committee appointed by the Board. Under the 2000 Option Plan, the plan administrator has the authority to, among other things: (i) select the eligible persons to whom options will be granted, (ii) determine the size, type and the terms of each option granted, (iii) adopt, amend and rescind rules and regulations for the administration of the plan, and (iv) decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the plan.

     Available Shares. A maximum of 2,500,000 shares of Class A Common Stock will be available for purchase under the 2000 Option Plan. The maximum number of shares underlying options granted to any individual within a calendar year under the 2000 Option Plan is 1,000,000. In the event of any changes in the number or kind of outstanding shares of stock by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise, the plan administrator may make equitable adjustments to the price and other terms of any option previously granted or that may be granted under the 2000 Option Plan.


     Eligibility. The plan administrator will select those persons who are to receive option grants. During the first year in which options are granted under the 2000 Option Plan, eligible persons are expected to include approximately 700 officers and other employees of Mail.com and its subsidiaries, all four of the non-employee directors of Mail.com, and certain consultants to Mail.com and its subsidiaries.



     Option Agreement. Each option granted under the 2000 Option Plan will be evidenced by an agreement that states the terms and conditions of the grant. The exercise price of an option granted under the 2000 Option Plan will not be less than 100% of the fair market value of the stock at the time of grant (110% in the case of an incentive stock option granted to any person who possesses more than 10% of the total combined voting power of all classes of our capital stock). The fair market value of a share of Class A Common Stock as of the Record Date was $12.06.


     Each option granted under the 2000 Option Plan will be exercisable at the times and in the amounts determined by the plan administrator at the time of grant. In addition, the plan administrator, in its discretion, may accelerate the exercisability of any option outstanding under the 2000 Option Plan. The exercise price of an option is payable in cash unless otherwise approved by the plan administrator.

     Options granted under the 2000 Option Plan are not transferable except by will or the laws of descent and distribution and are only exercisable by the grantee during such grantee's lifetime. Each option shall terminate at the time determined by the plan administrator provided that the term may not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a ten percent stockholder). However, the plan administrator may, subject to the limitations of the 2000 Option Plan, modify, extend or renew outstanding options granted under the 2000 Option Plan, or accept the surrender of outstanding unexercised options and authorize the grant of substitute options.

     Amendment and Termination. The 2000 Option Plan will terminate on the earliest of (a) May 18, 2010, (b) the date when all shares of stock reserved for issuance under the 2000 Option Plan have been acquired through the exercise of options granted under the plan or (c) any earlier date as may be determined by the Board of Directors. Subject to certain limitations, the Board of Directors may amend the 2000 Option Plan, and may correct any defect, supply any omission or reconcile any inconsistency in the 2000 Option Plan. None of these modifications may alter or adversely impair any rights or obligations under any option previously granted under the 2000 Option Plan, except with the consent of the grantee.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is generally a summary of the principal United States federal income tax consequences under current federal income tax laws relating to grants or awards to employees under the 2000 Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     A grantee will not recognize any taxable income upon the grant of a nonqualified option and Mail.com will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified option, the excess of the fair market value of stock on the date of exercise over the exercise price will be taxable as ordinary income to the grantee. If Mail.com complies with applicable withholding requirements, we will be entitled to a tax deduction in the same amount and at the same time as the grantee recognizes ordinary income subject to any deduction limitation under Section 162(m) of the Internal Revenue Code. The subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will ordinarily result in capital gain or loss.

     Subject to the discussion below, a grantee will not recognize taxable income at the time of grant or exercise of an incentive stock option and we will not be entitled to a tax deduction with respect to such grant or exercise. However, the exercise of an incentive stock option may result in an alternative minimum tax liability for the grantee.

     Generally, if a grantee has held shares acquired upon the exercise of an incentive stock option for at least one year after the date of exercise and for at least two years after the date of grant of the incentive stock option, upon disposition of the shares by the grantee, the difference, if any, between the sales price of the shares and the exercise price will be treated as long-term capital gain or loss to the grantee.

     Generally, upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one year after the date of exercise or within two years after the date of grant of the incentive stock option (a "disqualifying disposition"), any excess of the fair market value of the shares at the time of exercise of the option over the exercise price of such option will constitute ordinary income to the grantee. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise will generally be capital gain. Subject to any deduction limitation under Section 162(m) of the Internal Revenue Code, Mail.com will be entitled to a deduction equal to the amount of such ordinary income recognized by the holder.

     If an option is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired on the exercise of an incentive stock option and the holding period requirement for those shares is not satisfied at the time they are used to exercise the option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income in the amount described above.

APPROVAL REQUIRED:

     The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy is required for the approval of this proposal.

RECOMMENDATION OF THE BOARD:


     The Board of Directors recommends a vote "FOR" the approval of the Mail.com, Inc. 2000 Stock Option Plan.


                                 PROPOSAL NO. 3

                         APPROVAL OF THE MAIL.COM, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Board of Directors is proposing for stockholder approval the Mail.com, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The purpose of the Stock Purchase Plan is to provide an incentive to a broad-based group of our employees to acquire a proprietary interest in Mail.com, to continue their positions with us and to increase their efforts on our behalf. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code.

     The Stock Purchase Plan was adopted by the Board on March 14, 2000, and, if approved by the stockholders, will become effective on July 1, 2000. Appendix B to this Proxy Statement contains the complete text of the Stock Purchase Plan, which is summarized below.

DESCRIPTION OF THE STOCK PURCHASE PLAN

     Administration. The Stock Purchase Plan will be administered by the Board of Directors or a committee appointed by the Board. Under the Stock Purchase Plan, the plan administrator has the authority to, among other things: (i) adopt, amend and rescind rules and regulations for the administration of the plan, and (ii) decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the plan.

     Available Shares. A maximum of 1,000,000 shares of Class A Common Stock will be available for purchase under the Stock Purchase Plan. In the event of any changes in the number or kind of outstanding shares of stock by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination or shares or otherwise, the plan administrator may make equitable adjustments to the maximum number of available shares and the price and other terms of any right to purchase shares under the Stock Purchase Plan.

     Eligibility. The Stock Purchase Plan is available to all employees of Mail.com meeting certain eligibility requirements. The Board of Directors can also designate subsidiaries of Mail.com whose employees can participate. To be eligible, an employee must (i) have been continuously employed by Mail.com or a designated subsidiary for at least three months, and (ii) be customarily employed by Mail.com or a designated subsidiary for more than 20 hours per week and for more than five months per calendar year.

     No employee can purchase shares under the Stock Purchase Plan if such employee, immediately after the grant of the option, would own stock (including shares then purchasable under the Stock Purchase Plan) possessing five percent or more of the total combined voting power or value of all classes of issued and outstanding stock of Mail.com or any of its subsidiaries. In addition, an employee has to cease purchases under the Stock Purchase Plan during a calendar year when the fair market value of the shares purchased by the employee under the Stock Purchase Plan and all other employee stock purchase plans of Mail.com and its subsidiaries for that year would exceed $25,000. For this purpose, fair market value is determined as of the beginning of the purchase periods during which the shares are purchased. Purchases of shares under Mail.com's stock option plans are not counted towards the $25,000 limit.


     As of March 31, 2000, approximately 500 employees would have been eligible to participate in the Stock Purchase Plan had it then been in effect.


     Stock Purchases. Purchases of shares under the Stock Purchase Plan will take place the first day of January (January 1) and the first day of July (July
1), or such other purchase period as may be specified by the plan administrator. For each purchase period, eligible employees can authorize payroll deduction contributions that will be used to purchase shares at the end of the period. Assuming the stockholders approve the Stock Purchase Plan, the first purchase period will begin on July 1, 2000 and a new purchase period will begin on the first day of January and the first day of July thereafter. Prior to the beginning of a purchase period for which an employee is eligible to participate, the employee can enroll in the Stock Purchase Plan by filing an election specifying his or her chosen rate of payroll deduction contributions. The employee will be permitted to authorize payroll deductions of not more than ten percent of the employee's base wages or salary, or such other limit as may be set by the Plan administrator.


     Mail.com or an agent will separately account for all payroll deduction contributions made by a participant during a purchase period. The amount of such contributions will be applied on the last day of the purchase period to purchase a number of shares of Class A Common Stock from Mail.com equal to the amount of such contributions divided by the purchase price for the shares as set by the Plan administrator for that period. It is expected that most purchases of shares under the Stock Purchase Plan will be at a discount to the fair market value of the shares at the time of purchase. In no event, however, can the plan administrator set the purchase price below the lesser of 85% of the fair market value of a share of Class A Common Stock as of the first day of the purchase period and 85% of the fair market value of a share of Class A Common Stock as of the last day of such period. The fair market value of a share of Class A Common Stock as of the Record Date was $12.06.


     Employees can terminate their participation in the Stock Purchase Plan at any time. Participation in the Stock Purchase Plan terminates automatically if the employee dies or terminates employment with Mail.com or its applicable subsidiary. If notice is received of the employee's withdrawal, death or termination of employment prior to the end of a purchase period, any payroll deduction contributions accumulated on the employee's behalf will be refunded; otherwise, the contributions will be used to purchase shares at the end of the period. Following the termination of participation, the employee or his or her legal representative will receive share certificates for any shares of Class A Common Stock previously purchased and held on the employee's behalf under the Stock Purchase Plan, and cash in lieu of any fractional shares. No interest is payable on payroll deduction contributions.

     Amendment and Termination. Subject to certain limitations, the Board of Directors can amend the Stock Purchase Plan at any time, and can correct any defect, supply any omission or reconcile any inconsistency in the Stock Purchase Plan. None of these modifications may materially adversely affect any purchase rights outstanding under the Stock Purchase Plan during the purchase period in which the amendment would become effective, or decrease the purchase price for shares of Stock below the minimum price described below.

     The Board of Directors can terminate the Stock Purchase Plan at any time. Absent earlier action by the Board, the Stock Purchase Plan will terminate upon the earlier of July 1, 2010 or the purchase by participants of all shares that may be issued under the Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States federal income tax consequences relating to purchases made under the Stock Purchase Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Under Section 423, the participant does not recognize any taxable income at the time Class A Common Stock is purchased under the Stock Purchase Plan.

     If a participant disposes of shares of Class A Common Stock within two years after the first day of the purchase period during which such shares were purchased (a "disqualifying disposition"), the participant will recognize compensation taxable as ordinary income (and subject to tax withholding) in the amount of the excess of the fair market value of such shares as of the end of the purchase period over the purchase price of such shares. The Participant's cost basis in the shares will be increased by the amount of such ordinary compensation income. If the amount realized upon such disposition exceeds the participant's cost basis in the shares of Class A Common Stock (as so increased), the participant will recognize capital gain in the amount of the difference between the amount realized and such adjusted cost basis. Under current tax law, gain on capital assets held for less than one year is treated as "short-term" capital gain that is not eligible for certain preferential tax treatment afforded "long-term" capital gain. In the event the amount realized is less than the cost basis in the shares of Class A Common Stock (as so increased), the participant will recognize capital loss from such disposition in the amount of the difference between the adjusted cost basis and the amount realized.

     If a participant disposes of shares of Class A Common Stock two years or more after the first day of the purchase period during which such shares were purchased (a "qualifying disposition"), the tax treatment will be different. If the shares were purchased under the Stock Purchase Plan at a price less than the fair market value of the shares at the beginning of the purchase period, the participant will recognize compensation taxable as ordinary income (and subject to tax withholding) in the amount of the lesser of (i) the excess of the fair market value of the shares at the beginning of the purchase period over the purchase price, and (ii) the excess of the amount realized from such disposition over the purchase price of the shares. The participant's cost basis in the shares of Class A Common Stock will be increased by the amount of such ordinary compensation income. In addition, the participant will recognize long-term capital gain equal to the difference (if any) between the amount realized upon such disposition and the cost basis in the shares (as so increased). In the event the amount realized from such disposition is less than the purchase price, the participant will recognize long-term capital loss in the amount of the difference between the purchase price and the amount realized.

     If the shares were purchased under the Stock Purchase Plan at a price in excess of the fair market value of the shares at the beginning of the purchase period, and the shares are held long enough for a qualifying disposition to occur, then all of the difference between the amount realized upon disposition and the purchase price for the shares will be recognized as long-term capital gain or loss, as the case may be.

     Mail.com will not be entitled to a deduction with respect to its sale of shares under the Stock Purchase Plan, except to the extent the Participant recognizes ordinary compensation income upon a disqualifying or qualifying disposition.

APPROVAL REQUIRED:

     The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy is required for the approval of this proposal.

RECOMMENDATION OF THE BOARD:


     The Board of Directors recommends a vote "FOR" the approval of the Mail.com, Inc. Employee Stock Purchase Plan.


                                 PROPOSAL NO. 4

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

GENERAL

     The Board of Directors has declared advisable an amendment to the Company's Amended and Restated Certificate of Incorporation: (1) to increase the aggregate number of authorized shares of Class A Common Stock from 120,000,000 to 150,000,000 and (2) to permit further increases or decreases in the authorized number of shares of Class A Common Stock, Class B Common Stock and Preferred Stock by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware. The Board of Directors has directed that the amendment be submitted to the stockholders at the Annual Meeting.

     The Amended and Restated Certificate of Incorporation presently authorizes the issuance of 190,000,000 shares of which 120,000,000 are shares of Class A Common Stock, par value $.01 per share, 10,000,000 are shares of Class B Common Stock, par value $.01 per share and 60,000,000 are shares of Preferred Stock, par value $.01 per share. The amendment would increase the authorized number of shares of Class A Common Stock to 150,000,000.

     Section 242(b)(2) of the General Corporation Law provides that, absent a provision in the corporation's certificate of incorporation eliminating such right, the holders of the outstanding shares of a class of stock are entitled to vote as a class upon a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of the class. The amendment would eliminate the requirement of a class vote for an amendment to increase or decrease the aggregate number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock. Accordingly, if the amendment is approved by the stockholders of the Company and becomes effective, only the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors would be required to adopt any amendment increasing or decreasing the aggregate number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock.

PROPOSED AMENDMENT

     If the amendment is approved, the text of the first sentence of Article V of the Amended and Restated Certificate of Incorporation would read in its entirety as follows:

        The total number of shares of all classes of capital stock that the Corporation is authorized to issue is two hundred and twenty million (220,000,000) of which one hundred and fifty million (150,000,000) shall be shares of Class A Common Stock, par value one cent

        ($.01) per share, and ten million (10,000,000) shall be shares of Class B Common Stock, par value one cent ($.01) per share, and sixty million (60,000,000) shall be shares of Preferred Stock, par value one cent ($.01) per share.

     If the amendment is approved, the following sentence would be added at the end of Section 1 of Article V:

        The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of
        Section 242(b)(2) of the General Corporation Law of the State of
        Delaware.

GENERAL EFFECT OF THE PROPOSED AMENDMENT AND REASONS FOR APPROVAL


     Of the Company's authorized shares, 42,087,545 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding as of February 29, 2000. At February 29, 2000, after taking into account Class A Common Stock underlying the outstanding shares of Class B Common Stock and the outstanding stock options and warrants, approximately 55,014,612 shares of Class A Common Stock authorized in the Amended and Restated Certificate of Incorporation remain available for issuance. The Board of Directors believes the increase in the number of authorized shares of Class A Common Stock is advisable in order to maintain the Company's financing and capital-raising flexibility, for use as consideration in acquisitions, to facilitate future stock-splits, to have shares available for use in employee benefit plans and other corporate purposes, and to generally maintain the Company's flexibility in today's competitive, fast-changing environment. There are no present agreements, understandings or plans for the issuance of any of the additional shares of Common Stock that would be authorized by the amendment.


     Adoption of the amendment would enable the Board from time to time to issue additional shares of Class A Common Stock for such purposes and such consideration as the Board may approve without further approval of the Company's stockholders, except as may be required by the rules of any securities exchange on which the shares of Class A Common Stock are at the time listed. As is true for shares presently authorized, the issuance of the Class A Common Stock authorized by the amendment may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Class A Common Stock.

     The overall effect of an issuance of additional shares of Class A Common Stock may be to render more difficult the accomplishment of any attempted merger, takeover or other change in control affecting the Company and/or the removal of the Company's Board of Directors and management.


     There are no preemptive rights with respect to the Class A Common Stock. The additional authorized shares of Class A Common Stock would have the identical powers, preferences and rights as the shares now authorized.



     The amendment would also eliminate the class voting requirement for future amendments to the Amended and Restated Certificate of Incorporation increasing or decreasing the authorized number of shares of a class of capital stock of the Company. Instead, if the proposed amendment is adopted, such an amendment would require the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote generally in the election of directors. All of the outstanding shares of Class B Common Stock are held by Gerald Gorman, Chairman and Chief Executive Officer of the Company. Based on the total number of shares of Class A Common Stock and Class B Common Stock outstanding as of February 29, 2000, Mr. Gorman held 71.64% of the total voting power of the Company's Class A Common Stock and Class B Common Stock. Accordingly, if the amendment is approved, Mr. Gorman would be able to approve a proposed increase or decrease in the number of authorized shares of Class A Common Stock.

     The Board of Directors of the Company believes that the proposed increase in the number of authorized shares of Class A Common Stock and the removal of the class vote in order to increase or decrease the authorized number of shares of Class A Common Stock, Class B Common Stock or Preferred Stock will be advantageous to the Company and its stockholders by making available such stock for issuance for various corporate purposes and by minimizing the requirements necessary for the Company to adjust its authorized capital stock in the future.

APPROVAL REQUIRED

     Approval of Proposal 4 must be approved by the affirmative vote of:

     - the holders of a majority in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, and


     - the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class


Under Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with the amendment. If the amendment is approved by the stockholders, it will become effective upon executing and acknowledging, and filing with the Delaware Secretary of State, a Certificate of Amendment required by the General Corporation Law of the State of Delaware. However, the Board of Directors is authorized to abandon the amendment at any time prior to its effectiveness, whether before or after obtaining stockholder approval, without further action by stockholders.

RECOMMENDATION OF THE BOARD

     The Board of Directors recommends a vote "FOR" adoption of the proposed amendment of the Amended and Restated Certificate of Incorporation.

                                 PROPOSAL NO. 5

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG LLP has served as the Company's independent auditors since 1998 and has been appointed by the Board to continue as the Company's independent auditors for the year 2000.

     A representative of KPMG LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

APPROVAL REQUIRED:

     The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy is required for the approval of this proposal.

RECOMMENDATION OF THE BOARD:


     The Board of Directors recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors for the year 2000.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information with respect to the beneficial ownership of Mail.com's common stock as of February 29, 2000 for:

     - each person who Mail.com knows beneficially owns more than 5% of its Class A Common Stock;

     - each of Mail.com's directors, including its Chairman and Chief Executive Officer;

     - Mail.com's four most highly compensated executive officers, other than its Chief Executive Officer, who were serving as executive officers at the end of 1999; and

     - all of Mail.com's executive officers and directors, who were serving as executive officers and directors at the end of 1999, as a group.

     For purposes of this table, a person, entity or group is deemed to have "beneficial ownership" of any shares of Class A common stock, including shares subject to options, warrants or conversion rights, which the person, entity or group has the right to acquire within 60 days of February 29, 2000. Unless otherwise noted below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.


     For purposes of calculating the percentage of outstanding shares or voting power held by each person named below, any shares which that person has the right to acquire within 60 days after February 29, 2000 are deemed to be outstanding, but shares which may similarly be acquired by other persons are deemed not to be outstanding.


     The total number of shares of Class A Common Stock for purposes of calculating the percentages of Class A Common Stock beneficially owned includes 10,000,000 shares of Class A Common Stock into which the 10,000,000 shares of Class B Common Stock are convertible.

     The total number of votes for purposes of calculating the percentage of total voting power includes the voting power of 10,000,000 shares of Class B Common Stock owned by Gerald Gorman. Each share of Class B Common Stock entitles Mr. Gorman to ten votes.


                                  NUMBER OF SHARES OF CLASS A    PERCENTAGE OF CLASS A
                                         COMMON STOCK                COMMON STOCK         PERCENTAGE OF TOTAL
NAME OF BENEFICIAL OWNER              BENEFICIALLY OWNED          BENEFICIALLY OWNED         VOTING POWER
------------------------          ---------------------------    ---------------------    -------------------
Gerald Gorman...................          12,153,868(1)                  23.1%                   71.64%
Gary Millin.....................           1,761,311                      3.3                     1.24
Lon Otremba.....................             872,338                      1.7                        *
Charles Walden..................             592,508                      1.1                        *
Thomas Murawski.................             234,757                        *                        *
Stephen Ketchum.................             308,520                        *                        *
William Donaldson...............             271,333                        *                        *
Jack Kuehler....................             271,333                        *                        *
Debra McClister.................             200,875                        *                        *
All directors and executive
  officers as a group (10
  persons)......................          16,688,761                     30.3                    73.54


---------------
  * Represents beneficial ownership or voting power of less than 1%.

(1) Includes 10,000,000 shares of Class A Common Stock issuable upon conversion, on a one for one basis, of Class B Common Stock.

     The following table sets forth the number of shares of Class A Common Stock included in the table above that are issuable upon the exercise of options exercisable within 60 days of February 29, 2000.


                                                           NUMBER OF SHARES OF
NAME OF BENEFICIAL OWNER                                   CLASS A COMMON STOCK
------------------------                                   --------------------
Gerald Gorman............................................        512,548
Gary Millin..............................................        521,311
Lon Otremba..............................................        669,737
Charles Walden...........................................        592,508
Thomas Murawski..........................................        212,965
Stephen Ketchum..........................................         10,000
William Donaldson........................................        143,333
Jack Kuehler.............................................        143,333
Debra McClister..........................................        153,795

                                   MANAGEMENT

EXECUTIVE OFFICERS


     The following table identifies the current executive officers of Mail.com and their ages as of February 29, 2000:



NAME                                   AGE                           POSITION
----                                   ---                           --------
Gerald Gorman........................  44     Chairman and Chief Executive Officer, Director
Gary Millin..........................  30     Chief Executive Officer, WORLD.com, Inc., Director
Lon Otremba..........................  42     President, Director
Samuel Kline.........................  50     Chief Operating Officer
Debra McClister......................  45     Executive Vice President, Chief Financial Officer
David Ambrosia.......................  43     Executive Vice President, General Counsel
Thomas Murawski......................  54     Chief Executive Officer, Mail.com Business Messaging
                                                Services, Inc., Director



     For biographical summaries of Gerald Gorman, Gary Millin, Lon Otremba and Thomas Murawski, see "Election of Directors."



SAMUEL KLINE -- CHIEF OPERATING OFFICER



     Mr. Kline has served as Chief Operating Officer of Mail.com since April, 2000. Before joining Mail.com, Mr. Kline served as president of Frakir Telecommunications Consulting from February 1993 to March 1997 and from January 1999 to March 2000. From March 1997 to January 1999, Mr. Kline worked for BriteVoice Systems, Inc. a telecommunications and software company where he served as Senior Vice President. From September 1991 to February 1993, he served as Vice President -- Engineering of Boston Technology. He also held positions at GTE Atlantic Operation from 1980 to 1991 and New England Telephone from 1970 to 1980. Mr. Kline holds several patents in the area of communications. Mr. Kline received a B.S. from Northeastern University in Boston, MA and was also on the staff of the Massachusetts Institute of Technology (MIT) in Cambridge.


DEBRA MCCLISTER -- EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

     Ms. McClister has served as Executive Vice President and Chief Financial Officer of Mail.com since July 1998. Prior to joining Mail.com, Ms. McClister held a variety of executive positions at Philips Media, and most recently served as Chief Operating Officer of Philips Media Software from 1996 to 1997. She was the Senior Vice President and Chief Financial Officer for Philips Media, North America from 1995 to 1996, Corporate Vice President and Controller for Philips Electronics, North America from 1988 to 1995 and she held various positions at Philips Electronics from 1984 to 1988. Ms. McClister also worked in financial management for Hitachi America from 1981 to 1984. Ms. McClister received her B.S. in Commerce from Rider University and is a Certified Public Accountant.

DAVID AMBROSIA -- EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

     Mr. Ambrosia joined Mail.com as Executive Vice President and General Counsel in May 1999. Prior to joining Mail.com, Mr. Ambrosia was engaged in the private practice of law in the field of corporate law with an emphasis on securities offerings and mergers and acquisitions. From January 1990 through June 1999, he was a partner at Winthrop, Stimson, Putnam & Roberts. From September 1982 until December 1989, he was an associate at Winthrop, Stimson, Putnam & Roberts. Mr. Ambrosia received his B.S. from the School of Industrial and Labor Relations at Cornell University, his M.B.A. from the Johnson Graduate School of Management at Cornell University and his J.D. from the Cornell Law School.

EXECUTIVE COMPENSATION

     The following table presents certain summary information concerning the compensation awarded to, earned by, or paid for services rendered to Mail.com in all capacities during the fiscal year ended December 31, 1999, by the Chief Executive Officer of Mail.com and each of the four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in 1999 (collectively, the "Named Executive Officers"). No executive who would otherwise have been included in this table on the basis of salary and bonus earned for 1999 has resigned or otherwise terminated employment during 1999.

                           SUMMARY COMPENSATION TABLE


                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                                         ANNUAL COMPENSATION        SECURITIES
                                                     ---------------------------    UNDERLYING
                                                     YEAR    SALARY       BONUS     OPTIONS(1)
NAME AND PRINCIPAL POSITION                          ----   --------     -------   ------------
Gerald Gorman......................................  1999   $200,000     $    --       5,360
  Chairman and Chief Executive Officer               1998    200,000          --      23,720
                                                     1997     92,308(2)       --      50,000
Gary Millin........................................  1999    132,000      11,500       1,725
  President                                          1998    130,000          --      29,267
                                                     1997    120,000          --     192,000
Lon Otremba........................................  1999    200,000          --       5,400
  Chief Operating Officer                            1998    180,000          --     420,107
                                                     1997     32,308(3)       --     533,280
Charles Walden.....................................  1999    142,769(4)   30,000          --
  Executive Vice President, Technology               1998          0          --     680,200(5)
                                                     1997         --          --          --
Debra McClister....................................  1999    180,000          --      10,000
  Executive Vice President and Chief Financial
     Officer                                         1998     37,461(6)       --     340,573
                                                     1997         --          --          --


---------------
(1) Includes (i) annual bonus compensation earned for the year ended December 31, 1999, and foregone at the election of the Named Executive officers and instead paid in the form of stock options as follows: Mr. Gorman, 5,360 options; Mr. Millin, 1,725 options; Mr. Otremba, 5,400 options and Ms. McClister, 8,000 options; (ii) annual bonus compensation earned for the year ended December 31, 1998, and foregone at the election of the Named Executive officers and instead paid in the form of stock options as follows: Mr. Gorman, 19,920 options; Mr. Millin, 20,267 options; Mr. Otremba, 15,932 options; and Ms. McClister, 10,573 options and (iii) annual bonus compensation earned for the year ended December 31, 1997, and foregone at the election of the Named Executive officers and instead paid in the form of stock options as follows: Mr. Gorman, 30,000 options; Mr. Millin, 72,000 options; and Mr. Otremba, 60,080 options.

(2) Salary did not commence until July 1, 1997.

(3) Salary did not commence until October 10, 1997.

(4) Salary did not commence until April 5, 1999.

(5) Mr. Walden waived cash salary and bonus for his first year of employment with us and in return received an option grant on January 1, 1998 for 285,000 shares and a second option grant on February 16, 1998 for 395,200 shares, each of which was granted at the fair market value of common stock at the date of grant.

(6) Salary did not commence until October 19, 1998.

                          OPTION GRANTS IN FISCAL YEAR

     The following table provides certain information regarding stock options granted to the Named Executive Officers during the year ended December 31, 1999.

                                                  INDIVIDUAL GRANTS
                                 ---------------------------------------------------    POTENTIAL REALIZABLE
                                               PERCENT OF                                 VALUE AT ASSUMED
                                 NUMBER OF    TOTAL OPTIONS                            ANNUAL RATES OF STOCK
                                 SECURITIES    GRANTED TO                              PRICE APPRECIATION FOR
                                 UNDERLYING   EMPLOYEES IN    EXERCISE                    OPTION TERMS(1)
                                  OPTIONS      FISCAL YEAR    PRICE PER   EXPIRATION   ----------------------
NAME                             GRANTED(#)        (%)          SHARE        DATE         5%          10%
----                             ----------   -------------   ---------   ----------   ---------   ----------
Gerald Gorman..................    19,920          0.6%         $5.00       3/1/09      $62,638     $158,719
Gary Millin....................    20,267          0.6           5.00       3/1/09       63,729      161,483
Lon Otremba....................    15,932          0.5           5.00       3/1/09       50,098      126,943
Charles Walden.................        --           --             --           --           --           --
Debra McClister................    10,573          0.3           5.00       3/1/09       33,247       84,244
                                    2,000          0.1           5.00      3/18/09        6,289       15,936

---------------
Unless otherwise noted all options vest quarterly over four years.

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted based upon the fair market value on the date of grant. These assumptions are not intended to forecast future appreciation of Mail.com's stock price. The amounts reflected in the table may not necessarily be achieved.

                         FISCAL YEAR-END OPTION VALUES

     The following table indicates for each of the Named Executive Officers the number and year-end value of exercisable and unexercisable options for the year ended December 31, 1999.

                                                     NUMBER OF
                                               SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                               UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                 DECEMBER 31, 1999              DECEMBER 31, 1999(1)
                                            ----------------------------    ----------------------------
NAME                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                        -----------    -------------    -----------    -------------
Gerald Gorman.............................    482,885          63,335       $8,833,769      $1,138,706
Gary Millin...............................    495,970          72,297        8,910,713       1,213,959
Lon Otremba...............................    593,551         359,836        9,908,721       6,010,915
Charles Walden............................    494,585         185,615        7,805,499       2,995,051
Debra McClister...........................    128,782         213,791        1,952,628       3,252,751

---------------
(1) All amounts reflected were determined using a December 31, 1999 price of $18.75 per share.

EMPLOYMENT, SEVERANCE AND OTHER ARRANGEMENTS


     Mail.com's current employment agreement with Gerald Gorman is dated April 1, 1999. The agreement provides that Mr. Gorman is to receive a base salary of $200,000 per year. Mr. Gorman's base salary and bonus amount are adjustable on an annual basis at the sole discretion of the Compensation Committee. Additionally, the agreement provides that after Mr. Gorman leaves the employ of Mail.com, he will not work for a competitor during the two year period following his employment or disclose any of its confidential information.



     Mail.com's current employment agreement with Gary Millin is dated April 1, 1999. Under this agreement, Mr. Millin receives an annual base salary of $130,000. Mr. Millin's base salary and bonus amount are adjustable in the sole discretion of the Chief Executive Officer of Mail.com and the Compensation

Committee. Additionally, the agreement provides that after Mr. Millin leaves the employ of Mail.com, he will not work for a competitor during the two year period following his employment or disclose any of its confidential information.


     Mail.com's current employment agreement with Lon Otremba is dated April 1, 1999. The agreement provides that Mr. Otremba will receive an annual base salary of $200,000 and a bonus of up to 30% of his base salary. Under his initial employment agreement with Mail.com, dated September 24, 1997, Mr. Otremba was granted an initial option of acquiring 473,200 shares of its Class A Common Stock, which vest quarterly over the first three years of his employment and are exercisable at the price of $2.00 per share. The initial agreement with Mail.com also provided for the grant of additional contingent options, which were linked to advertising revenues that Mail.com recognized through 1998, granting Mr. Otremba options to purchase up to 402,975 shares of its Class A Common Stock at $2.00 per share. These additional options vest quarterly over three years from the date of grant. Finally, the current agreement provides that after Mr. Otremba leaves the employ of Mail.com, he will not work for a competitor during the two year period following his employment or disclose any of Mail.com's confidential information.

     Mail.com's current employment agreement with Debra McClister is dated April 1, 1999. The agreement provides that Ms. McClister will receive an annual base salary of $180,000 which will be reviewed each year, and an annual bonus between 15%-45% of base annual salary. Under Ms. McClister's initial employment agreement with Mail.com, dated June 29, 1998, she was granted an option to purchase 200,000 shares of its Class A Common Stock at an exercise price of $3.50 upon the commencement of her employment. In accordance with the initial agreement, Mail.com granted Ms. McClister an additional option to purchase 40,000 shares at an exercise price of $3.50 per share on September 14, 1998 for achievement of a specified objective. Under the initial agreement, Ms. McClister waived her salary until October 19, 1998 in return for receiving options to purchase 90,000 shares of Mail.com Class A Common Stock, which were granted at an exercise price of $3.50 per share and vest quarterly over 4 years. The current agreement also provides that in the event that Mail.com is sold to a third party, Ms. McClister's options will be converted into options to acquire the third party's stock, with an equivalent value and the same remaining vesting period as her Mail.com options. In the event that Ms. McClister's position at Mail.com is eliminated, replaced or taken over by the third party in connection with an acquisition, merger or transfer of a majority interest, Mail.com will attempt to offer Ms. McClister a comparable senior management position with the same compensation, commuting and travel requirements. In the event that such a position is not offered to Ms. McClister, she will be entitled to a severance package comprised of (a) six months base salary, (b) annual bonus pro rated for the portion of the year worked and (c) immediate vesting of 50% of her remaining unvested options. Additionally, her current employment agreement provides that after Ms. McClister leaves the employ of Mail.com, she will not work for a competitor during the two year period following her employment or disclose any confidential information.


     Mail.com's employment agreement with Charles Walden is dated February 4, 1999. The agreement provides that Mr. Walden will receive an annual base salary of $160,000. In addition to his base salary, Mr. Walden is eligible for incentive compensation, which together with his salary, are to be determined and reviewed by the Chief Executive Officer and the Compensation Committee. In lieu of cash salary and bonus in 1998, Mr. Walden received an option grant on January 1, 1998 of 285,000 shares and a second option grant on February 16, 1998 of 395,200 shares, each granted at the fair market value of the common stock at the date of grant. Mr. Walden's current employment agreement with Mail.com provides that after he leaves its employ, he will not work for a competitor during the two year period following his employment or disclose any confidential information.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Mail.com's Compensation Committee is responsible for administering the Company's executive compensation policies and administers the Company's stock option plans.

COMPENSATION PHILOSOPHY


     Compensation to executive officers is designed to attract and retain outstanding executive talent, to motivate and reward their performance in support of our strategic, financial and operating objectives. The Company has designed compensation programs to create a direct relationship between the level of compensation paid to executives and the Company's current and long-term level of performance. The components of these programs are base salary, short-term compensation in annual bonuses and long-term incentive compensation in the form of stock options.


BASE SALARIES

     The base salaries for our executive officers are determined annually by reviewing the competitive pay practices of companies engaged in businesses similar to ours. The salaries were established to attract and retain the leadership and skill necessary to build long-term shareholder value.

SHORT-TERM ANNUAL BONUSES

     Annual bonuses for executive officers are intended to provide an incentive for achieving short-term financial and performance objectives. Bonus targets were established based on predetermined annual goals.

LONG-TERM INCENTIVE COMPENSATION

     The Mail.com stock option plans provide long-term incentives for executive officers and other key employees. The Compensation Committee believes that a significant portion of executive compensation should create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments, generally over four years. In selecting recipients for option grants, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals, and industry practices and norms. Long term incentives granted in prior years and existing levels of stock ownership are also taken into consideration.

CHIEF EXECUTIVE OFFICER COMPENSATION


     Mr. Gorman's base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Gorman's current annual base salary is $200,000. Mr. Gorman was also paid a discretionary bonus of $26,800 for 1999 performance which was foregone at the election of Mr. Gorman and instead paid in the form of options to purchase 5,360 shares of Class A Common Stock at an exercise price of $16.13 per share.


     The Compensation Committee will evaluate the Company's compensation policies on an ongoing basis to determine whether they enable the Company to attract, retain and motivate key personnel. To meet these objectives, the Company may from time to time increase salaries, award additional stock options or provide other short-and long-term incentive compensation to executive officers, including Mr. Gorman.

     Under Section 162(m) of the Internal Revenue Code of 1986, compensation payments in excess of $1 million to the Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for the Company. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2000 to its Chief Executive Officer or any other executive officer to be in excess of $1 million. The Company intends to maintain qualification of its 1999 and 2000 Stock Option Plans for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                               William Donaldson
                                Stephen Ketchum
                                 Gerald Gorman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Mail.com's Compensation Committee is comprised of two non-management directors. All decisions relating to the compensation of Mail.com's executive officers are made by the Compensation Committee and Gerald Gorman.


                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS


     In 1998, NetMoves Corporation, now named Mail.com Business Messaging Services, Inc. and a wholly-owned subsidiary of Mail.com, granted a loan to Thomas Murawski, its President and Chief Executive Officer, in the amount of $199,999. The loan bears interest at the rate of 5% per annum and is payable in November, 2003.

                            STOCK PERFORMANCE GRAPH

     Set forth below is a graph comparing the six-month percentage change in our cumulative stockholder return on our Class A Common Stock from June 18, 1999 (the date of the initial public offering) to the last day of our last completed fiscal year. The cumulative stockholder return is measured by dividing:

     - the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of our share price as of the end of the measurement period over the price at the beginning of the measurement period, by

     - the share price at the beginning of the measurement period.

The cumulative total return on our Class A Common Stock is compared with the Nasdaq Stock Market (U.S.) Index and the Chase H&Q Internet Index.

                 COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
              AMONG MAIL.COM, INC., THE NASDAQ STOCK MARKET (U.S.)
                     INDEX AND THE CHASE H&Q INTERNET INDEX
[STOCK PEFORMANCE GRAPH]

                                                         Mail.com, Inc.            NASDAQ Market Index
6/18/99                                                             100                            100
12/31/99                                                         267.86                         154.43

                                                    Chase H&Q Internet Index
6/18/99                                                                  100
12/31/99                                                              223.23

---------------

* Assumes $100 invested on 6/18/99 in stock or index, including reinvestment of dividends. Fiscal year ending December 31, 1999.


                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS


     Proposals of stockholders of Mail.com which are intended to be presented by such stockholders at Mail.com's 2001 Annual Meeting of Stockholders must be received by Mail.com no later than November 30, 2000 to be included in the proxy statement and form of proxy relating to that meeting. The deadline for submitting a stockholder's proposal that will not be included in the proxy statement and form of proxy for

Mail.com's 2001 Annual Meeting of Stockholders but nonetheless will be eligible for consideration is March 19, 2001.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Mail.com's directors, executive officers and persons who own more than 10% of Mail.com's Class A Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Mail.com's Class A Common Stock. Reporting Persons are required by SEC regulations to furnish Mail.com with copies of all Section 16(a) reports they file. To Mail.com's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, Mail.com believes that during 1999 all Reporting Persons complied with all applicable filing requirements.

                                   FORM 10-K

     Shareholders entitled to vote at the Annual Meeting may obtain for no charge a copy of the Company's Annual Report on Form 10-K, without exhibits, for the year ended December 31, 1999, upon written request to Corporate Secretary, Mail.com, Inc., 11 Broadway, 6(th) Floor, New York, NY 10004.

                                 OTHER MATTERS

     The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ David W. Ambrosia

                                          DAVID W. AMBROSIA


                                          Executive Vice President, General


                                          Counsel and Secretary

                                                                      APPENDIX A

                                 MAIL.COM, INC.
                             2000 STOCK OPTION PLAN

1. PURPOSE.

     The purpose of the Mail.com, Inc. 2000 Stock Option Plan (the "Plan") is to provide for the grant of stock options as an incentive to selected directors, officers, employees and consultants of Mail.com, Inc. (the "Company") and any Subsidiary of the Company, to acquire a proprietary interest in the Company, to continue as directors, officers, employees and consultants and to increase their efforts on behalf of the Company.

2. DEFINITIONS.

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Board " shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (c) "Committee" shall mean the committee described in Section 3.

          (d) "Company" shall mean Mail.com, Inc., a Delaware corporation, and any successor corporation.

          (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (f) "Fair Market Value" means, as of any date, the value of Stock or other property determined as follows:

             (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

             (ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination; or

             (iii) In the absence of an established market for the Stock, or if Fair Market Value is in reference to property other than Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

          (g) "Grantee" shall mean an officer, director, employee or consultant of the Company to whom an Option has been granted under the terms of the Plan.

          (h) "Incentive Stock Option" shall mean an option granted under the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

          (i) "Nonemployee Director" shall mean a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3.

          (j) "Non-Qualified Stock Option" shall mean an option granted under the Plan that is not intended to be an Incentive Stock Option.

          (k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (l) "Option Agreement" shall mean a written agreement between the Company and a Grantee as described in Section 6.

          (m) "Outside Director" shall mean a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code.

          (n) "Plan" shall mean this Mail.com, Inc. 2000 Stock Option Plan, as amended from time to time.

          (o) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (p) "Stock" shall mean shares of Class A Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Options pursuant to an adjustment made under Section 8.

          (q) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. ADMINISTRATION.

     (a) The Plan shall be administered by a committee (the "Committee") designated by the Board. The Committee shall consist of at least two directors and may consist of the entire Board; provided, however, that (i) if the Committee consists of less than the entire Board, each member shall be a Nonemployee Director and (ii) to the extent necessary for an Option intended to qualify as performance-based compensation under Section 162(m) of the Code to so qualify, each member of the Committee shall be an Outside Director.

     (b) The Committee shall have plenary authority in its discretion, subject only to the express provisions of the Plan and, in reference to the Incentive Stock Options, to Code Section 422:

          (i) to select the Grantees, the number of shares of Stock subject to each Option and terms of the Option granted to each Grantee (including without limitation the period during which such Option can be exercised and any restrictions on exercise), provided that, in making its determination, the Committee shall consider the position and responsibilities of the individual, the nature and value to the Company of his or her services and accomplishments, the individual's present and potential contribution to the success of the Company and any other factors that the Committee may deem relevant;

          (ii) to determine the dates of the Option grants;

          (iii) to prescribe the form of the Option Agreements;

          (iv) to adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings;

          (v) to decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the Plan; and

          (vi) to modify or amend any outstanding Option as provided in Section 7(h).

All decisions, determinations and interpretations with respect to the foregoing matters shall be made by the Committee and shall be final and binding upon all persons.

     (c) DELEGATION. The Committee may delegate authority to an officer of the Company to grant Options to Grantees who are not subject to the short-swing profit rules of Section 16 of the Exchange Act and are not "covered employees" whose compensation is subject to the deduction limit of Section 162(m) of the Code, at the discretion of such appointed officer, provided, however, that the appointed officer shall have no authority to grant Options in units greater than 80,000 without approval of the Committee.

     (d) EXCULPATION. No member of the Board or Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the

Plan or the granting of Options under it unless such action or failure to take action constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal law.

     (e) INDEMNIFICATION. Each member of the Board or Committee shall be entitled without further act on his part or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he or she may be involved by reason of being or having been a member of the Board or Committee at the time of the action, suit or proceeding.

4. EFFECTIVENESS AND TERMINATION OF THE PLAN.


     The Plan shall become effective as of May 18, 2000, provided that the Plan is approved by the stockholders of the Company within one year of its adoption. Any Option outstanding at the time of termination of the Plan shall remain in effect in accordance with its terms and conditions and those of the Plan. The Plan shall terminate on the earliest of:


          (a) May 18, 2010; or

          (b) the date when all shares of Stock reserved for issuance under
     Section 5 of the Plan shall have been acquired through exercise of Options granted under the Plan; or

          (c) such earlier date as the Board may determine.

5. THE STOCK.

     The aggregate number of shares of Stock issuable under the Plan shall be two million five hundred thousand shares (2,500,000) or the number and kinds of shares of capital stock or other securities substituted for the Stock as provided in Section 8. The aggregate number of shares of Stock issuable under the Plan may be set aside out of the authorized but unissued shares of Stock not reserved for any other purpose, or out of shares of Stock held in or acquired for the treasury of the Company. All shares of Stock subject to an Option that terminates unexercised for any reason may thereafter be subjected to a new Option under the Plan.

6. OPTION AGREEMENT.

     Each Grantee shall enter into an Option Agreement with the Company setting forth the terms and conditions of the Option issued to the Grantee, consistent with the Plan. The form of Option Agreement may be established at any time or from time to time by the Committee. No Grantee shall have rights in any Option unless and until an Option Agreement is entered into with the Company.

7. TERMS AND CONDITIONS OF OPTIONS.

     Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, Options granted under the Plan shall be subject to the following terms and conditions:

          (a) GRANTEES. The Grantees shall be those employees of the Company or its Subsidiaries (including officers and directors), and those consultants to the Company or its Subsidiaries, selected by the Committee. No Incentive Stock Options shall be granted to (i) any person owning Stock or other capital stock in the Company possessing more than 10% of the total combined voting power of all classes of capital stock of the Company, unless such Incentive Stock Option meets the requirements of 7(b) and 7(e); or (ii) any director who is not an officer. The maximum number of shares of Stock which may be issued pursuant to Options granted to a Grantee within a calendar year is 1,000,000.

          (b) PRICE. The exercise price of an Option shall be no less than the Fair Market Value of the Stock, without regard to any restriction, at the time the Option is granted. If a Grantee owns more than

     10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price of any Incentive Stock Option granted to such individual shall be 110% of the Fair Market Value of the Stock.

          (c) PAYMENT FOR STOCK. The exercise price of an Option shall be paid in full at the time of the exercise (i) in cash, or (ii) by certified check payable to the Company, or (iii) by other mode of payment (e.g., stock) as the Committee may approve.

          (d) LIMITATION. Notwithstanding any provision of the Plan to the contrary, an Option shall not be treated as an Incentive Stock Option to the extent the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of Stock for which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year exceeds $100,000.

          (e) DURATION AND EXERCISE OF OPTIONS. Options may be exercised for terms of up to but not exceeding ten years from the date of grant. Subject to the foregoing, Options shall be exercisable at the times and in the amounts (up to the full amount thereof) determined by the Committee at the time of grant. If an Option granted under the Plan is exercisable in installments the Committee shall determine what events, if any, will make it subject to acceleration. The term of an Incentive Stock Option granted to an employee who owns more than 10% of the combined voting power of all classes of stock of the Company shall not exceed 5 years.

          (f) TERMINATION OF SERVICES. Upon the termination of a Grantee's services for the Company or its Subsidiaries for any reason, Options held by the Grantee may only be exercised to the extent and during the period, if any, set forth in the Option Agreement.

          (g) TRANSFERABILITY OF OPTION. No Option shall be transferable except by will or the laws of descent and distribution. An Option shall be exercisable during the Grantee's lifetime only by the Grantee.

          (h) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution thereof. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted under the Plan or adversely affect the status of an Incentive Stock Option.

          (i) OTHER TERMS AND CONDITIONS. Option Agreements may contain any other provision not inconsistent with the Plan that the Committee deems appropriate.

8. ADJUSTMENT FOR CHANGES IN THE STOCK.

     (a) In the event the shares of Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then there shall be substituted for or added to each share of Stock theretofore or thereafter subject to an Option the number and kind of shares of capital stock or other securities into, which each outstanding share of Stock shall be changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. The price and other terms of outstanding Options shall also be appropriately amended to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or of any capital stock or other securities into which the Stock shall have been changed or for which it shall have been exchanged, if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, then adjustments shall be made in accordance with its determination.

     (b) Fractional shares resulting from any adjustment in Options pursuant to this Section 8 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the

Company to each holder of an Option that shall have been so adjusted, and the adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

     (c) Notwithstanding Section 8(a), the Committee shall have the power, in the event of the disposition of all or substantially all of the assets of the Company, or the dissolution of the Company, or the merger or consolidation of the Company, or the making of a tender offer to purchase all or a substantial portion of outstanding Stock of the Company, to amend all outstanding Options (upon such conditions as it shall deem fit) to (i) permit the exercise of Options prior to the effective date of the transaction and to terminate all unexercised Options as of that date, or (ii) require the forfeiture of all Options, provided the Company pays to each Grantee the excess of the Fair Market Value of the Stock subject to the Option over the exercise price of the Option, or (iii) make any other provisions that the Committee deems equitable.

9. AMENDMENT OF THE PLAN.

     The Board may amend the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent deemed desirable to carry out the Plan without action on the part of the stockholders of the Company; provided, however, that, except as provided in Section 8 and this Section 9, unless the stockholders of the Company shall have first approved thereof (i) the total number of shares of Stock subject to the Plan shall not be increased, (ii) no Option shall be exercisable more than ten years after the date it is granted, (iii) the expiration date of the Plan shall not be extended and (iv) no amendment shall permit the exercise price of any Option to be less than the Fair Market Value of the Stock at the time of grant, increase the number of shares of Stock to be received on exercise of an Option, materially increase the benefits accruing to a Grantee under an Option or modify the eligibility requirements for participation in the Plan.

10. INTERPRETATION AND CONSTRUCTION.

     The interpretation and construction of any provision of the Plan by the Committee shall be final, binding and conclusive for all purposes.

11. APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Stock pursuant to this Plan will be used for general corporate purposes.

12. NO OBLIGATION TO EXERCISE OPTION.

     The granting of an Option shall impose no obligation upon the Grantee to exercise an Option.

13. PLAN NOT A CONTRACT OF EMPLOYMENT.

     Neither the Plan nor any Option Agreement is a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuance of employment; nor shall it interfere with the right of the Company (or its Subsidiary, if applicable) to discharge the Grantee.

14. EXPENSE OF THE PLAN.

     All of the expenses of administering the Plan shall be paid by the Company.

15. COMPLIANCE WITH APPLICABLE LAW.

     Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Stock issuable upon exercise of an Option unless and until the Company is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of government authorities and requirements of any exchange upon which shares of

Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of certificates to comply with any of those laws, regulations or requirements. The Committee may require, as a condition of the issuance and delivery of certificates and in order to ensure compliance with those laws, regulations and requirements, that the Grantee make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable. Each Option shall be subject to the further requirement that if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Stock subject to the Option, under any securities exchange requirements or under any applicable law, or the consent or approval of any regulatory body, is necessary in connection with the granting of the Option or the issuance of Stock thereunder, the Option may not be exercised in whole or in part unless the listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

16. GOVERNING LAW.

     Except to the extent preempted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

                                                                      APPENDIX B

                                 MAIL.COM, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE.

     The purpose of the Mail.com, Inc. Employee Stock Purchase Plan (the "Plan") is to promote the interests of Mail.com, Inc. (the "Company") by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Internal Revenue Code of 1986, as amended.

2. DEFINITIONS.

     As used in the Plan, the following terms shall have the meanings set forth below:

          (A) "Board" shall mean the Board of Directors of the Company.

          (B) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (C) "Committee" shall mean the committee described in Section 14.

          (D) "Company" shall mean Mail.com, Inc., a Delaware corporation, and any successor corporation.

          (E) "Eligible Employee" shall mean an individual meeting the eligibility requirements of Section 4.

          (F) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (G) "Fair Market Value" means, as of any date, the value of Stock or other property determined as follows:

             (1) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

             (2) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination; or

             (3) In the absence of an established market for the Stock, or if Fair Market Value is in reference to property other than Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

          (H) "Participant" shall mean an Eligible Employee who has enrolled and is participating in the Plan in accordance with Section 7.

          (I) "Plan" shall mean this Mail.com, Inc. Employee Stock Purchase Plan, as amended from time to time.


          (J) "Purchase Account" shall mean the recordkeeping account used to account for a Participant's authorized payroll deductions during a Purchase Period, as described in Section 7(a).



          (K) "Purchase Period" shall have the meaning given such term in
     Section 6.



          (L) "Purchase Price" shall have the meaning given such term in Section 7(b).

          (M) "Stock" shall mean shares of Class A Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to purchase under this Plan pursuant to an adjustment made under Section 13.



          (N) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.


3. EFFECTIVE DATE AND TERM OF THE PLAN.

     The Plan shall become effective as of July 1, 2000, provided that the Plan is approved by the stockholders of the Company within one year before or after its adoption by the Board. The Plan shall terminate on the earliest of:

          (A) July 1, 2010; or

          (B) the date when all shares of Stock reserved for issuance under
     Section 5 of the Plan shall have been acquired by purchase under the Plan;
     or

          (C) such earlier date as the Board may determine.

     Such termination shall not impair any rights that under the Plan have vested on or prior to the date of such termination. If, at any time, the number of shares remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board may determine an equitable basis of apportioning available shares among all Participants.

4. ELIGIBILITY.

     Participation in the Plan shall be open to each employee of the Company or of any Subsidiary authorized by the Board to participate in this Plan (i) who has been continuously employed by the Company for at least 3 months, (ii) whose customary employment by the Company or applicable Subsidiary is greater than 20 hours per week and (iii) whose customary employment by the Company or applicable Subsidiary is more than 5 months per calendar year (each an "Eligible Employee"). Individuals who are not Eligible Employees as of the first day of a Purchase Period (as defined in Section 6) shall not accrue rights under the Plan to purchase Class A Common Stock during such Purchase Period.

     Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Stock hereunder (i) if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary (including any stock attributable to such employee under Section 424(d) of the Code), or (ii) if, for a given calendar year, such right would permit such employee's aggregate rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries that first become exercisable during such calendar year to accrue at a rate that exceeds $25,000 of Fair Market Value of such stock, all determined in the manner provided by
Section 423(b) of the Code.

5. STOCK SUBJECT TO THE PLAN.

     The aggregate number of shares of Stock issuable under the Plan shall be one million (1,000,000) or the number and kinds of shares of capital stock or other securities substituted for such shares of the Stock as provided in Section
13. The aggregate number of shares of Stock issuable under the Plan may be set aside out of the authorized but unissued shares of Stock not reserved for any other purpose, or out of shares of Stock held in or acquired for the treasury of the Company. Any increase in the number of shares of Stock issuable under the Plan shall be subject to approval by a vote of the stockholders of the Company.

6. PURCHASE PERIODS.

     The Committee shall specify the commencement and duration of the periods during which the Participant's payroll deductions shall be accumulated and applied towards the purchase of shares of Stock (the "Purchase Periods"). In the absence of a contrary designation by the Committee, each Purchase Period shall be a period of six calendar months beginning on the first day of January (January 1) and the first day of July (July 1) commencing on the effective date of the Plan.

7. BASIS OF PARTICIPATION.

     (A) PAYROLL DEDUCTIONS. Each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period that begins after such employee has become an Eligible Employee.

     An Eligible Employee may enroll in the Plan by executing and delivering a payroll deduction authorization (the "Authorization") in the form prescribed by the Committee to the Company or its designated agent. The Authorization shall become effective on the first day of the Purchase Period following the execution and delivery of such Authorization, with respect to payroll periods beginning on or after such date. Each Authorization shall direct that payroll deductions be made by the Company or applicable Subsidiary for each payroll period during which the employee is a Participant in the Plan. The amount of payroll deduction specified in an Authorization shall be a whole percentage (or a whole dollar amount, if permitted by the Committee), of the Participant's current base salary or wages before withholding or other deductions. The Committee may impose such restrictions on the amount of such payroll deductions as it deems appropriate. In the absence of a contrary designation by the Committee, a Participant's payroll deductions for this Plan shall not exceed 10% of his base salary or wages.

     After a Purchase Period has commenced, a Participant may decrease the rate of his payroll deductions by completing and filing with the Company or its designated agent a change of status notice in the form prescribed by the Committee (the "Change of Status Notice"). The decrease in rate shall be effective with the first full payroll period commencing ten (10) business days after the receipt of the Change of Status Notice by the Company or its designated agent (unless the Company or its agent, as applicable, elects to process a given change in participation rate more quickly). A Participant may not increase the rate of his payroll deductions for a Purchase Period after such Purchase Period has commenced.

     A Participant may increase or decrease the rate of his payroll deductions for a future Purchase Period by filing with the Company or its designated agent a Change of Status Notice within ten (10) business days (unless the Company or its agent, as applicable, elects to process a given change in participation rate more quickly) before the commencement of such Purchase Period.

     A Participant may not make any contributions to the Plan other than through payroll deductions. The Company or its designated agent shall separately account for the payroll deductions made on behalf of each Participant during each Purchase Period, crediting each Participant's payroll deductions to a separate bookkeeping account (the "Purchase Account"). At the end of each Purchase Period, the amount in each Participant's Purchase Account shall be applied to the purchase from the Company of the number of shares of Stock determined by dividing the amount in the Purchase Account by the Purchase Price (as defined in Section 7(b)) for such Purchase Period. No interest shall accrue at any time for any amount credited to the Purchase Account of a Participant.

     (B) PURCHASE PRICE. The purchase price (the "Purchase Price") per share of Stock for any Purchase Period shall be the price set by the Committee, but in no event shall be less than the lesser of 85% of the Fair Market Value of a share of Stock as of the first day of such Purchase Period and 85% of the Fair Market Value of a share of Stock as of the last day of such Purchase Period.

8. TERMINATION OF PARTICIPATION.

     A Participant may elect at any time to terminate his participation in the Plan by filing a Change of Status Notice with the Company or its designated agent. In order for such election to be effective prior to the purchase of shares for which the Participant has previously authorized payroll deductions, the Change in

Status Notice must be received by the Company or its designated agent prior to the last business day of the Purchase Period for which such termination is to be effective. Upon any such termination, the Company shall promptly deliver to such Participant cash in an amount equal to the balance to his credit in his Purchase Account on the date of such termination, one or more certificates for the number of any full shares of Stock previously purchased and held for his benefit, and the cash equivalent for any fractional share so held. Such cash equivalent shall be determined by multiplying the fractional share by the Fair Market Value of a share of Stock as of the last day of the Purchase Period immediately preceding such termination.

     If the Participant dies, terminates his employment with the Company or applicable Subsidiary for any reason, or otherwise ceases to be an Eligible Employee, his participation in the Plan shall immediately terminate. Upon such terminating event, cash in an amount equal to the balance to his credit in his Purchase Account on the date of such termination, one or more certificates for the number of any full shares of Stock previously purchased and held for his benefit, and the cash equivalent for any fractional share so held, determined as provided in this Section 8, shall be delivered promptly to such Participant or his legal representative, as the case may be.

9. STOCKHOLDER RIGHTS.

     A Participant shall have no stockholder rights with respect to the shares subject to his outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

10. NON-TRANSFERABILITY.

     Rights acquired under the Plan are not transferable and may be exercised only by a Participant.

11. ISSUANCE OF SHARES.

     The shares of Stock purchased by each Participant shall be considered to be issued and outstanding to his credit as of the close of business on the last day of each Purchase Period. The total number of shares of Stock purchased by all Participants during each Purchase Period shall be issued, as of the last day in such Purchase Period, to a nominee or agent for the benefit of the Participants. A Participant shall be issued a certificate for his shares when his participation in the Plan is terminated, the Plan is terminated or upon request, but in the last case only in denominations of at least 25 shares.

12. DISPOSITION OF STOCK.

     A Participant may not sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in the shares of Stock acquired under this Plan during the 180-day period following the close of the Purchase Period during which such Stock was purchased by the Participant.

13. ADJUSTMENT FOR CHANGES IN THE STOCK.


     In the event the shares of Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or any other person (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then, effective with the record date for such change, the maximum number of shares of Stock or other securities that thereafter may be purchased under the Plan and the maximum number of shares of Stock or other securities that thereafter may be purchased during any Purchase Period shall be (i) the maximum number of shares of Stock which, immediately prior to such record date, remained available for purchase under the Plan and the Purchase Period, proportionately increased in the case of such stock dividend or split-up, or proportionately decreased in case of such combination of shares or (ii) appropriately adjusted as determined by the Committee. The Committee can also make any equitable adjustments it deems appropriate to the Purchase Price and any other terms of outstanding rights to purchase shares under the Plan as of the time of such change.

14. ADMINISTRATION.

     (A) The Plan shall be administered by a committee (the "Committee") designated by the Board. The Committee shall consist of at least two directors and may consist of the entire Board. The Committee shall have full authority to
(i) adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings, and (ii) to decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the Plan. All decisions, determinations and interpretations made by the Committee shall be final and binding upon all persons.

     (B) No member of the Board or Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan unless such action or failure to take action constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal law.

     (C) Each member of the Board or Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan in which he or she may be involved by reason of being or having been a member of the Board or Committee at the time of the action, suit or proceeding.

15. AMENDMENT OF THE PLAN.

     The Board may amend the Plan at any time and may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent deemed desirable to carry out the Plan without action on the part of the stockholders of the Company; provided, however, except as provided in
Section 13 and this Section 15, stockholder approval shall be required for any amendment that increases the number of shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, no amendment shall (i) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, or (ii) decrease the Purchase Price of the shares of Stock for any Purchase Period below the lesser of 85% of the Fair Market Value thereof as of the first day of such Purchase Period and 85% of such Fair Market Value as of the last day of such Purchase Period.

16. APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Stock pursuant to this Plan will be used for general corporate purposes.

17. PLAN NOT A CONTRACT OF EMPLOYMENT.

     This Plan is not a contract of employment, and the terms of employment of any individual shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any individual for a continuance of employment, nor shall it interfere with the right of the Company (or its Subsidiary, if applicable) to discharge the individual.

18. EXPENSE OF THE PLAN.

     All of the expenses of administering the Plan shall be paid by the Company.

19. GOVERNING LAW.

     Except to the extent preempted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MAIL.COM, INC.
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2000

 The undersigned stockholder of Mail.com, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 18, 2000, and hereby appoints Gerald Gorman and Debra McClister or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Mail.com, Inc. to be held on Thursday, May 18, 2000 at 10:00 a.m., local time, at the New York Information Technology Center, located at 55 Broad Street, New York, New York, and at any adjournment or postponement thereof, and to vote all shares of Class A Common Stock and Class B Common
Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

 1. ELECTION OF DIRECTORS:

[ ]   FOR all nominees listed below (except as indicated).      [ ]   WITHHOLD authority to vote for all nominees listed
                                                                      below.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

Gerald Gorman  Lon Otremba     Thomas Murawski    Jack Kuehler
Gary Millin    Charles Walden  William Donaldson  Stephen Ketchum

 2. PROPOSAL TO APPROVE THE COMPANY'S 2000 STOCK PLAN

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

 3. PROPOSAL TO APPROVE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

 4. PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK OF THE COMPANY AND TO PERMIT FURTHER INCREASES OR DECREASES IN THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON STOCK, CLASS B COMMON STOCK AND PREFERRED STOCK BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY IN VOTING POWER OF THE STOCK OF THE COMPANY ENTITLED TO VOTE GENERALLY IN THE ELECTION OF DIRECTORS

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

 5. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES FOR SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, FOR EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Date: ------------------------------                         ------------------------------------------------------------
                                                             Signature

                                                             ------------------------------------------------------------
                                                             Signature

                                          (This Proxy should be marked, dated,
                                          signed by the stockholder(s) exactly
                                          as his or her name appears hereon, and
                                          returned promptly in the enclosed
                                          envelope. Persons signing in a
                                          fiduciary capacity should so indicate.
                                          If shares are held by joint tenants or
                                          as community property, both should
                                          sign.)